ING USA ANNUITY AND LIFE INSURANCE COMPANY


                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 12, 2005

                         SUPPLEMENT TO THE PROSPECTUSES
                              DATED APRIL 29, 2005

                                       FOR

                  DEFERRED MODIFIED GUARANTEED ANNUITY CONTRACT
                                    ISSUED BY
                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

                 ("ING SMARTDESIGN MULTI-RATE INDEX ANNUITY" AND
                      "ING GOLDENSELECT GUARANTEE ANNUITY")
                      -------------------------------------

The information in this supplement updates and amends certain information contained in the above referenced annuity prospectuses, each dated April 29, 2005. Please read this supplement carefully and keep it with your prospectus for future reference.

Effective September 12, 2005, the first sentence of the section of the Prospectus entitled, "Purchase and Availability of the Contract" is hereby deleted and replaced with the following:

We will issue a Contract only if both the annuitant and the contract owner are age 80 or younger.



137126 - MRI/GSG                                                        09/12/05